               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997 with respect to the financial statements and schedules of Shelter Properties Partnerships, included in the Proxy Statement of Angeles Mortgage Investment Trust that is made a part of the Registration Statement (Amendment No. 2 to Form S-4 No. 333-53815) and Prospectus of Insignia Properties Trust.


                                                 /s/  ERNST & YOUNG LLP

Greenville, South Carolina
July 20, 1998